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                                                                  Exhibit 5.1


      (Letterhead of Arias, Fabrega & Fabrega Appears Here)



                         February 4, 2000



Willbros Group, Inc.
Dresdner Bank Building
50th Street, 8th Floor
Panama 5, Republic of Panama

     Re:  Willbros Group, Inc.-Registration Statement on Form S-3
          (the "Registration Statement")

Gentlemen:

     We have acted as Panamanian counsel for Willbros Group, Inc., a Republic of Panama corporation (the "Company"), in connection with the offer and sale by certain stockholders of the Company (the "Selling Stockholders") of up to one million thirty-five thousand (1,035,000) shares of the Company's Common Stock, par value $.05 per share (the "Shares"). Sales of the Shares may be effected by the Selling Stockholders from time to time in one or more transactions described in the Registration Statement.

     In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals, from which all such copies were made.

     Based on the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     We are licensed to practice in the Republic of Panama and we express no opinion as to the laws of any jurisdiction other than the Republic of Panama.




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Willbros Group, Inc.
Page 2
February 4, 2000


     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus covering the Shares constituting a part thereof under the captions "Legal Opinion" and "Item 15-Indemnification of Directors and Officers."

                                   Very truly yours,

                                   ARIAS, FABREGA & FABREGA



                                   /s/ L. W. Watson, III
                                   ---------------------
                                   L. W. Watson, III